UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14a INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934 (Amendment No. 1)

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☐  Definitive Proxy Statement

☒  Definitive Additional Materials

☐  Soliciting Material Pursuant to §240.14a-12

SACHEM CAPITAL CORP.

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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AMENDMENT NO. 1

to the

PROXY STATEMENT

for the

2021 ANNUAL MEETING OF SHAREHOLDERS

of

SACHEM CAPITAL CORP.

EXPLANATORY NOTE

This Amendment No. 1 to Schedule 14A (the “Amendment”) is being filed to amend Sachem Capital Corp.’s (the “Company”) definitive proxy statement for its 2021 Annual Meeting of Shareholders (the “Proxy Statement”), which was filed with the U.S. Securities and Exchange Commission on September 10, 2021. The Amendment is being made to amend Proposal 2 of the Proxy Statement solely to reduce the size of the increase in the number of Preferred Shares from 5,000,000 to 2,500,000 shares. The form of Certificate of Amendment of the Certificate of Incorporation (the “Charter Amendment”) was attached as Appendix A to the Proxy Statement.

Except as provided herein, no other changes have been made to the Proxy Statement. Capitalized terms used but not otherwise defined in this Amendment shall have the meanings assigned to such terms in the Proxy Statement. This Amendment should be read in conjunction with the Proxy Statement.

AMENDMENT TO PROXY STATEMENT

The first paragraph of Proposal 2 (APPROVAL OF AMENDMENT TO THE COMPANY’S CERTIFICATE OF INCORPORATION, AS AMENDED, TO INCREASE NUMBER OF AUTHORIZED CAPITAL SHARES OF THE COMPANY) is amended and restated as marked below:

Our Certificate of Incorporation, as amended, currently authorizes the issuance of 100,000,000 Common Shares and 5,000,000 preferred shares, par value $0.001 per share (“Preferred Shares”). On October 25, 2021, the Board adopted a resolution, subject to shareholder approval, to amend Article Fourth of our Certificate of Incorporation to increase the number of authorized Common Shares to 200,000,000 and the number of authorized Preferred Shares to 7,500,000. The Board determined that the amendment is in the best interests of the Company and unanimously recommends approval by shareholders. Approval of the Charter Amendment requires that a majority of the holders of outstanding Common Shares vote in favor of the amendment. If the Charter Amendment is approved by shareholders, we will file a Certificate of Amendment to our Certificate of Incorporation with the Secretary of State of New York reflecting the amendment, which will become effective on the date such Certificate of Amendment is accepted for filing by the Secretary of State. A copy of the proposed form of Certificate of Amendment of the Certificate of Incorporation is attached as Appendix A.

In connection with Proposal 2, Article THIRD of the form of Charter Amendment that is set forth in Appendix A, on page A-1 of the Proxy Statement, is amended and restated as marked below:

THIRD:   The amendment of the certificate of incorporation of the corporation effected by this certificate of amendment is as follows:

Paragraph FOURTH of the Certificate of Incorporation relating to the aggregate number of shares which the corporation shall have the authority to issue is hereby amended to read as follows:

FOURTH:   The aggregate number of shares which the corporation shall have authority to issue is 207,500,000 of which 200,000,000 shall be common shares, par value $.001 per share (the “Common Shares”) and 7,500,000 shall be preferred shares, par value $.001 per share (the “Preferred Shares”). The Preferred Shares may be issued, from time to time, in one or more series with such designations, preferences and relative participating optional or other special rights and qualifications, limitations or restrictions thereof including but not limited to preemptive rights (notwithstanding anything contained to the contrary in Article TENTH hereof), as shall be stated in the resolutions adopted by the Board of Directors providing for the issuance of such Preferred Shares or series thereof; and the Board of Directors is hereby expressly vested with authority to fix such designations, preferences and relative participating optional or other special rights or qualifications, limitations or restrictions for each series, including, but not by way of limitation, the power to affix the redemption and liquidation preferences, the rate of dividends payable and the time for and the priority of payment thereof and to determine whether such dividends shall be cumulative or not and to provide for and affix the terms of conversion of such Preferred Shares or any series thereof into Common Shares of the corporation and fix the voting power, if any, of Preferred Shares or any series thereof and to provide for preemptive rights (notwithstanding anything contained to the contrary in Article TENTH hereof).

The Proxy Materials for the Annual Meeting, including the Annual Report and the Proxy Statement are also available at http://www.envisionreports.com/SACH